QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

BYE-LAWS OF

Foster Wheeler Holdings Ltd.

TABLE OF CONTENTS

Interpretation

1.
Definitions

Shares

2.
Power to Issue Shares
3.
Power of the Company to Purchase its Shares
4.
Rights Attaching to Shares
5.
Calls on Shares
6.
Prohibition on Financial Assistance
7.
Forfeiture of Shares
8.
Share Certificates
9.
Fractional Shares

Registration of Shares

10.
Register of Members
11.
Registered Owner Absolute Owner
12.
Transfer of Registered Shares
13.
Transmission of Registered Shares

Alteration of Share Capital

14.
Power to Alter Capital
15.
Variation of Rights Attaching to Shares

Dividends and Capitalisation

16.
Dividends
17.
Power to Set Aside Profits
18.
Method of Payment
19.
Capitalisation

Meetings of Members

20.
Annual General Meetings
21.
Special General Meetings
22.
Requisitioned General Meetings
23.
Notice
24.
Giving Notice
25.
Postponement of General Meeting
26.
Attendance and Security at General Meetings
27.
Quorum at General Meetings
28.
Chairman to Preside
29.
Voting on Resolutions
30.
Power to Demand Vote on Poll
31.
Voting by Joint Holders of Shares
32.
Instrument of Proxy
33.
Representation of Corporate Member
34.
Adjournment of General Meeting
35.
Written Resolutions
36.
Directors' Attendance at General Meetings

Directors and Officers

37.
Election of Directors
38.
Term of Office of Directors

2

39.
Removal of Directors
40.
Vacancy in the Office of Director
41.
Remuneration of Directors
42.
Defect in Appointment of Director
43.
Directors to Manage Business
44.
Powers of the Board of Directors
45.
Register of Directors and Officers
46.
Officers
47.
Appointment of Officers
48.
Duties of Officers
49.
Remuneration of Officers
50.
Conflicts of Interest
51.
Indemnification and Exculpation of Directors and Officers

Meetings of the Board of Directors

52.
Board Meetings
53.
Notice of Board Meetings
54.
Participation in Meetings by Telephone
55.
Quorum at Board Meetings
56.
Board to Continue in Event of Vacancy
57.
Chairman to Preside
58.
Written Resolutions
59.
Validity of Prior Acts of the Board

Corporate Records

60.
Minutes
61.
Place Where Corporate Records Kept
62.
Form and Use of Seal

Accounts

63.
Books of Account
64.
Financial Year End

Audits

65.
Annual Audit
66.
Appointment of Auditors
67.
Remuneration of Auditors
68.
Duties of Auditors
69.
Access to Records
70.
Financial Statements
71.
Distribution of Auditors Report
72.
Vacancy in the Office of Auditor

Business Combinations

73.
Business Combinations

Voluntary Winding-Up and Dissolution

74.
Winding-Up

Changes to Constitution

75.
Changes to Bye-laws
76.
Discontinuance

3

INTERPRETATION

1.     Definitions

  1.1
  In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;
Alternate Director	an alternate director appointed in accordance with these Bye-laws;
Auditor	includes an individual or partnership;
Board
the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;
Certificate of Designation	means a certificate of designation of the rights and restrictions of a class or series of Preferred Shares adopted by the Board in accordance with Bye-law 4.3;
Company	means Foster Wheeler Holdings Ltd. the company for which these Bye-laws are approved and confirmed;
Director	a director of the Company and shall include an Alternate Director;
Group
the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct management or policies of the person in question, whether by means of an ownership interest or otherwise);
Member
the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;
notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;
Officer	any person appointed by the Board to hold an office in the Company;
Register of Directors	and Officers the register of directors and officers referred to in these Bye-laws;
Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative; and
Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.
  1.2
  In these Bye-laws, where not inconsistent with the context:

  (a)
  words denoting the plural number include the singular number and vice versa;

  (b)
  words denoting the masculine gender include the feminine and neuter genders;

  (c)
  words importing persons include companies, associations or bodies of persons whether corporate or not;

  (d)
  the words:-

  (i)
  "may" shall be construed as permissive;

  (ii)
  "shall" shall be construed as imperative; and

  (iii)
  "preferred" shall have the same meaning as "preference", as that expression is used in the Act with respect to shares.

  (e)
  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

  1.3
  In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

  1.4
  Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.     Power to Issue Shares

  2.1
  Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

  2.2
  Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preferred shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board before the issue or conversion.

3.     Power of the Company to Purchase its Shares

  The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

2

4.     Rights Attaching to Shares

  4.1
  At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: (i) 12,000 common shares of par value US$1.00 each (the "Common Shares") and (ii) 10,000,000 preferred shares of par value US$0.0001 each (the "Preferred Shares").

  4.2
  The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preferred Shares):-

  (a)
  be entitled to one vote per share;

  (b)
  be entitled to such dividends as the Board may from time to time declare;

  (c)
  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

  (d)
  generally be entitled to enjoy all of the rights attaching to shares.

  4.3
  The Board (or any duly authorised committee thereof) is authorised to provide for the issuance of the Preferred Shares in one or more classes or series, and to establish from time to time the number of shares to be included in each such class or series, and to prescribe the designations, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preferred Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each class or series shall include, but not be limited to, determination of the following:

  (a)
  the number of shares constituting that class or series and the distinctive designation of that class or series;

  (b)
  the dividend rate on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that class or series;

  (c)
  whether that class or series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d)
  whether that class or series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

  (e)
  whether or not the shares of that class or series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

  (f)
  whether that class or series shall have a sinking fund for the redemption or repurchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

  (g)
  the right of the shares of that class or series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase,

3

      redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

    (h)
    the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that class or series; and

    (i)
    any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that class or series.

    Where such rights and restrictions have been prescribed by the Board (or any duly authorised committee thereof) they shall be set out in a Certificate of Designation included in or annexed to the record of the resolutions so adopted by the Board.

  4.4
  Any Preferred Shares of any class or series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class, or series shall have the status of authorized and unissued Preferred Shares of the same class or series and may be reissued as a part of the class or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of Preferred Shares to be created by resolution or resolutions of the Board (or any duly authorised committee thereof) or as part of any other class or series of Preferred Shares, all subject to the conditions and the restrictions on issuance set forth in the Certificate of Designation resolution or resolutions adopted by the Board providing for the issue of any such class or series of Preferred Shares.

5.     Calls on Shares

  5.1
  The Board may make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members.

  5.2
  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

  5.3
  The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.     Prohibition on Financial Assistance

    The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.     Forfeiture of Shares

  7.1
  If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
    •    (the "Company")

    You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of

4

    Members of the Company, on the [    ] day of [    ], 200[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

    Dated this [    ] day of [    ], 200[    ]

[Signature of Secretary] By Order of the Board
  7.2
  If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

  7.3
  A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

  7.4
  The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.     Share Certificates

  8.1
  Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

  8.2
  The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

  8.3
  If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.     Fractional Shares

    The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.   Register of Members

  10.1
  The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

  10.2
  The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of

5

    Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.   Registered Holder Absolute Owner

  The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.   Transfer of Registered Shares

  12.1
  An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:Transfer of a Share or Shares    •    (the "Company")

    FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

    DATED this [    ] day of [    ], 200[    ]

Signed by:	In the presence of:
Transferor	Witness
Transferee	Witness
  12.2
  Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

  12.3
  Except with respect to transfers of the Company's shares executed on any "Appointed Stock Exchange" (as appointed by the Act), the Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

  12.4
  The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

  12.5
  The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

  12.6
  Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.   Transmission of Registered Shares

  13.1
  In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the

6

    deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

  13.2
  Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
    •    (the "Company")

    I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

    DATED this [    ] day of [    ], 200[    ]

Signed by:	In the presence of:
Transferor	Witness
Transferee	Witness
  13.3
  On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

  13.4
  Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

7

ALTERATION OF SHARE CAPITAL

14.   Power to Alter Capital

  14.1
  The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

  14.2
  Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.   Variation of Rights Attaching to Shares

  If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class or series including, without limitation, the terms set forth in any Certificate of Designation) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.   Dividends

  16.1
  The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members or any class or series thereof, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

  16.2
  The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

  16.3
  The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

  16.4
  The Board may declare and make such other distributions (in cash or in specie) to the Members or any class or series thereof as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.   Power to Set Aside Profits

  The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

8

18.   Method of Payment

  18.1
  Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the registered address of the Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct transfer to such bank account as such Member or person entitled thereto may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of same shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

  18.2
  The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

  18.3
  All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company or shall escheat to a government of a jurisdiction having a valid legal claim to payment of such unclaimed dividend or bonus. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

  18.4
  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

19.   Capitalisation

  19.1
  The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members or any class or series thereof.

  19.2
  The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

9

20.   Annual General Meetings

  The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or the Board shall appoint.

21.   Special General Meetings

  The President, the Chairman, the Board or a duly authorised committee of the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.   Requisitioned General Meetings

  The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.   Notice

  23.1
  At least 30 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

  23.2
  At least 30 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

  23.3
  The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

  23.4
  A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

  23.5
  The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.   Giving Notice

  24.1
  A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

  24.2
  Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

  24.3
  Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

  24.4
  Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of the United States, or Bermuda.

25.   Postponement of General Meeting

  The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

26.   Attendance and Security at General Meetings

  26.1
  Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

  26.2
  The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meetings are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.   Quorum at General Meetings

  27.1
  Subject to the terms of any Certificate of Designation, at any general meeting of the Company one person or more present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business.

  27.2
  If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

28.   Chairman to Preside

  Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the

  Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.   Voting on Resolutions

  29.1
  Subject to the provisions of the Act, these Bye-laws and the terms of any Certificate of Designation, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

  29.2
  No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

  29.3
  [At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand provided that any resolution put to the vote of any meeting held in accordance with or pursuant to the terms of a Certificate of Designation shall be voted upon by a poll.]

  29.4
  At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

  29.5
  At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.   Power to Demand a Vote on a Poll

  30.1
  Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

  (a)
  the chairman of such meeting; or

  (b)
  at least three Members present in person or represented by proxy; or

  (c)
  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

  (d)
  any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such chares conferring such right.

  30.2
  Where a poll is demanded or required in accordance with these Bye-laws, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

  30.3
  A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

  30.4
  Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two persons appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.   Voting by Joint Holders of Shares

  In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.   Instrument of Proxy

  32.1
  A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy
    •    (the "Company")

    I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [    ] day of [    ], 200[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

    Signed this [    ] day of [    ], 200[    ]

    Member(s)

    or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

  32.2
  The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

  32.3
  A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

  32.4
  The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.   Representation of Corporate Member

  33.1
  A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

  33.2
  Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.   Adjournment of General Meeting

  34.1
  The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present, (and shall if so directed by a majority in number of those present), adjourn the meeting.

  34.2
  In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

  (a)
  it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

  (b)
  the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

  (c)
  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

  34.3
  Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.   Written Resolutions

  35.1
  Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

  35.2
  A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

  35.3
  A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members,

    as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

  35.4
  A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

  35.5
  This Bye-law shall not apply to:

  (a)
  a resolution passed to remove an auditor from office before the expiration of his term of office; or

  (b)
  a resolution passed for the purpose of removing a Director before the expiration of his term of office.

  35.6
  For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.   Directors Attendance at General Meetings

        The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.   Election of Directors

  37.1
  The Board shall consist of such number of Directors being not less than two Directors and not more than fifteen Directors as the Board may from time to time determine, subject to the terms of any Certificate of Designation.

  37.2
  Subject to the terms of any Certificate of Designation, only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any persons for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. That notice must be given not less than 90 days before the anniversary of the last annual general meeting prior to the giving of the notice.

  37.3
  Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

  37.4
  Subject to the terms of any Certificate of Designation, at any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.   Term of Office of Directors

  A Director shall hold office until the adjournment of the annual general meeting following the election of such Director, subject to Bye-laws 39 and 40.

39.   Removal of Directors

  39.1
  Subject to any provision to the contrary in these Bye-laws and to the terms of any Certificate of Designation, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, by a resolution including the affirmative votes of Members holding at least 66?% of shares entitled to vote for the election of directors provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

  39.2
  Subject to the terms of any Certificate of Designation, if a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

40.   Vacancy in the Office of Director

  40.1
  The office of Director shall be vacated if the Director:

  (a)
  is removed from office pursuant to these Bye-laws or pursuant to the terms of any Certificate of Designation, or is prohibited from being a Director by law;

  (b)
  is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

  (c)
  is or becomes of unsound mind or dies; or

  (d)
  resigns his office by notice in writing to the Company.

  40.2
  Subject to the terms of any Certificate of Designation, the Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

41.   Remuneration of Directors

  The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

42.   Defect in Appointment of Director

  All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

43.   Directors to Manage Business

  43.1
  The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

  43.2
  Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

44.   Powers of the Board of Directors

  44.1
  The Board may:

  (a)
  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

  (b)
  exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

  (c)
  appoint one or more Directors to the office of Managing Director or Chief Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

  (d)
  appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as he deems appropriate for the transaction or conduct of such business;

  (e)
  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

  (f)
  procure that the Company pays all expenses incurred in promoting and incorporating the Company;

  (g)
  delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose of them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

    (h)
    in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

    (i)
    authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

45.   Register of Directors and Officers

  The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

46.   Officers

  The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

47.   Appointment of Officers

  The Board shall appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

48.   Duties of Officers

  The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

49.   Remuneration of Officers

        The Officers shall receive such remuneration as the Board may determine.

50.   Indemnification and Exculpation of Directors and Officers

  50.1
  The Directors, Secretary and other Officers (such term to include any person appointed to any committee of the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, losses, actions, damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. The indemnity in this Bye-law 50 shall extend to any person acting as a Director, Secretary or other Officer in the reasonable belief that they have been appointed or elected, notwithstanding any defect in such appointment or election.

  50.2
  Each Member and the Company agree to waive any claim or right of action such Member or the Company might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director of Officer to take any action in the performance of his duties, or supposed duties, with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. Any repeal or modification of this Bye-law 50.2 shall not adversely affect any right or protection of a Director or Officer of the Company existing immediately prior to such repeal or modification.

  50.3
  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized in these Bye-laws or otherwise pursuant to the laws of Bermuda.

MEETINGS OF THE BOARD OF DIRECTORS

51.   Board Meetings

  The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

52.   Notice of Board Meetings

  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

53.   Participation in Meetings by Telephone

        Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

54.   Quorum at Board Meetings

        The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

55.   Board to Continue in the Event of Vacancy

  The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

56.   Chairman to Preside

  Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

57.   Written Resolutions

  A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

58.   Validity of Prior Acts of the Board

  No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

59.   Minutes

  59.1
  The Board shall cause minutes to be duly entered in books provided for the purpose:

  (a)
  of all elections and appointments of Officers;

  (b)
  of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

  (c)
  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

60.   Place Where Corporate Records Kept

  Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

61.   Form and Use of Seal

  61.1
  The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

  61.2
  The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors or the Secretary and any Assistant Secretary, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

ACCOUNTS

62.   Books of Account

  62.1
  The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

  (a)
  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

  (b)
  all sales and purchases of goods by the Company; and

  (c)
  all assets and liabilities of the Company.

  62.2
  Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

63.   Financial Year End

  The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

64.   Annual Audit

  Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

65.   Appointment of Auditors

  65.1
  Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

  65.2
  The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

66.   Remuneration of Auditors

  The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

67.   Duties of Auditors

  67.1
  The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

  67.2
  The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

68.   Access to Records

  The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

69.   Financial Statements

  Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

70.   Distribution of Auditors report

        The report of the Auditor shall be submitted to the Members in general meeting.

71.   Vacancy in the Office of Auditor

  If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

BUSINESS COMBINATIONS

72.   Business Combinations

  72.1
  Subject to Bye-law 72.2, the Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Members by the affirmative votes of the holders of not less than a majority of the voting shares of the Company.

  72.2
  Bye-law 72.1 shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act or these Bye-laws requires to be approved by the Members and/or any class or series thereof the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws 27 and 29 respectively, subject to the terms of any Certificate of Designation.

  72.3
  In this Bye-law, "Business Combination" means:

  (a)
  any amalgamation, merger, consolidation or similar transaction involving the Company;

  (b)
  any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the Group.

  72.4
  In addition to the approvals required pursuant to Bye-laws 72.1 or 72.2, the Company shall not amalgamate or merge with another company (wherever incorporated) unless the amalgamation or merger has been approved by a resolution of the Members of each class or series of issued shares of the Company.

VOLUNTARY WINDING-UP AND DISSOLUTION

73.   Winding-Up

  If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

74.   Changes to Bye-laws

  74.1
  Subject to Bye-law 74.2, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of Members, and where so contemplated by the terms of any Certificate of Designation, by a resolution of the Members, of any class or series of shares of the Company in accordance with and subject to the terms of such Certificate of Designation.

  74.2
  Bye-laws 37, 38, 39, 72, and 74 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a majority of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than a majority of the Members, and where so contemplated by the terms of any Certificate of Designation, by a resolution of the Members of any class or series of shares of the Company in accordance with and subject to the terms of such Certificate of Designation.

75.   Discontinuance

  The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

QuickLinks

BYE-LAWS OF Foster Wheeler Holdings Ltd.
TABLE OF CONTENTS
Interpretation
Shares
Registration of Shares
Alteration of Share Capital
Dividends and Capitalisation
Meetings of Members
Directors and Officers
Meetings of the Board of Directors
Corporate Records
Accounts
Audits
Business Combinations
Voluntary Winding-Up and Dissolution
Changes to Constitution
INTERPRETATION
SHARES
Notice of Liability to Forfeiture for Non-Payment of Call • (the "Company")
REGISTRATION OF SHARES
Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member • (the "Company")
ALTERATION OF SHARE CAPITAL
DIVIDENDS AND CAPITALISATION
MEETINGS OF MEMBERS
Proxy • (the "Company")
DIRECTORS AND OFFICERS
MEETINGS OF THE BOARD OF DIRECTORS
CORPORATE RECORDS
ACCOUNTS
AUDITS
BUSINESS COMBINATIONS
VOLUNTARY WINDING-UP AND DISSOLUTION
CHANGES TO CONSTITUTION